PROXY STATEMENT

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.______)

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[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-12

CAPITAL BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

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A LETTER TO OUR SHAREHOLDERS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
SUMMARY OF VOTING MATTERS
FIRST PROPOSAL
THE COMPANY’S BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT EXTERNAL ACCOUNTING FIRM FEES
SECOND PROPOSAL
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROXY SOLICITATION
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER BUSINESS
SHAREHOLDER RELATIONS AND TRANSFER AGENT
AVAILABILITY OF FORM 10-K
ANNEX 1

CAPITAL BANCORP, INC.
1820 West End Avenue
Nashville, Tennessee 37203

A LETTER TO OUR SHAREHOLDERS

March 7, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Capital Bancorp, Inc. (the “Company”) to be held on April 10, 2003, at 3:00 o’clock p.m., local time, in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee. At the Annual Meeting, Shareholders of record as of February 19, 2003, will be entitled to vote upon the election of Directors who will serve until her, his, or their successors have been elected and duly qualified. In addition, the Shareholders will vote upon the ratification of the appointment of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2003, as well as any other business that may properly come before the Annual Meeting.

     We have continued our “Question and Answer” format in these materials, which we trust is helpful to you. If you have any questions about any matter related to our Company or Capital Bank, I trust that you know that I and the other members of the Staff will be delighted to discuss them with you and to try to answer your questions.

     The enclosed Proxy Statement describes the proposed election of Directors and ratification of appointment of independent auditors, and it contains other information about the Annual Meeting. Please read these materials carefully. It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please complete the enclosed proxy card and return it in the enclosed envelope without delay. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you wish by following the instructions set forth in the accompanying Proxy Statement by giving appropriate notice any time before your proxy is voted.

     On behalf of your Board of Directors, I urge you to vote FOR Proposals 1 and 2 which are described in the Proxy Statement and set forth on the Proxy Card. I look forward to seeing you at the Annual Meeting.

Sincerely,

CAPITAL BANCORP, INC.

/s/ R. Rick Hart R. Rick Hart, Chairman of the Board

CAPITAL BANCORP, INC.
1820 West End Avenue
Nashville, Tennessee 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO:	Our Shareholders

DATE:	Thursday, April 10, 2003

TIME:	3:00 p.m., Local Time in Nashville, Tennessee (Central Time)

PLACE:	Community Room of Capital Bank & Trust Company 1816 Hayes Street Nashville, Tennessee 37203

ITEMS OF BUSINESS:	1)	to elect two Directors from Class II for a term of three years and one Director from Class III for a one year term;

	2)	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

	3)	to conduct other business properly brought before the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with such proxy holder’s best judgment on such other business, if any, as may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHO MAY VOTE:	You can vote if you were a Shareholder of record at the close of the Company’s business on February 19, 2003.

ADJOURNMENT:	If necessary, your proxy will be voted to adjourn the Annual Meeting to a later date (and/or to postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

DATE OF MAILING:	This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2002, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about March 7, 2003.

By Order of the Board of Directors

/s/ John W. Gregory, Jr.
John W. Gregory, Jr.,
Secretary
Nashville, Tennessee
March 7, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY SHEET AND USE THE ENCLOSED PRE-ADDRESSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, AT ANY TIME BEFORE YOUR PROXY IS VOTED, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

PROXY STATEMENT

OF

CAPITAL BANCORP, INC.

1820 West End Avenue
Nashville, Tennessee 37203

2003 ANNUAL MEETING OF SHAREHOLDERS

April 10, 2003

3:00 O’CLOCK P.M.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

INTRODUCTION

This Proxy Statement is being furnished to the Shareholders of Capital Bancorp, Inc. (the “Company”) who hold shares of record at the close of the Company’s business on February 19, 2003 in connection with the 2003 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting is scheduled to be held in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee 37203, on Thursday, April 10, 2003, at 3:00 o’clock p.m. local time. (All times are Central Time.) The Notice of Annual Meeting and this Proxy Statement are being first mailed to Shareholders on or about March 7, 2003.

Each copy of this Proxy Statement mailed to Shareholders is accompanied by a form of proxy solicited by the Board of Directors of the Company for use at the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The proxy will be used for the items of business described in these materials and, if necessary, to adjourn the meeting to a later date (and/or postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of mailing this Proxy Statement.

SUMMARY OF VOTING MATTERS

WHY AM I RECEIVING THIS?

Because it’s time for the Annual Meeting of Shareholders for Capital Bancorp, Inc. and we need your vote as a Shareholder. The Board of Directors is soliciting your proxy for use at the 2003 Annual Meeting.

WHAT AM I VOTING ON?

You will be voting on the following:

•	to elect two Directors from Class II for a term of three years, and one Director from Class III for a term of one year, and until each such Director’s successor has been elected and duly qualified;

•	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

•	any other matter properly brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of our common stock as of the Company’s close of business on February 19, 2003. Generally, each share of stock is entitled to one vote. As of January 31, 2003, there were 1,565,271 shares of Capital Bancorp’s common stock outstanding and, to the best knowledge of the Company, entitled to vote.

HOW DO I VOTE?

You may vote in person at the meeting or you may complete, sign and return the enclosed proxy card. Votes submitted by proxy will be voted by the individuals named on the proxy card in the manner you indicate. You may vote in favor of the nominee or withhold your votes as to the nominee. You may also vote for or against, or abstain, with respect to the ratification of the independent accountants chosen by the Audit Committee of the Board of Directors of Capital Bancorp, Inc. (“our Company”).

Unless otherwise required by law, all other matters, including the ratification of auditors, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “abstain” as to that matter.

You should sign and date your proxy, and return it to us by mail in the enclosed envelope. If your proxy is not dated, the Company may (but is not required to) deem it to be dated as of the date of the Annual Meeting.

CAN I REVOKE MY PROXY?

Yes, by following one of the correct procedures. To revoke a proxy given pursuant to this solicitation, you must do one of the following before the proxy is voted at the Annual Meeting:

•	Sign another proxy with a later date and physically deliver it to us within a reasonable time prior to the time that it is to be voted at the Annual Meeting;

•	Physically deliver to us, within a reasonable time prior to the time that your proxy is to be voted at the Annual Meeting, a written notice of revocation that is dated later than the date of the earlier proxy; or

•	Attend the Annual Meeting and vote in person. IMPORTANT NOTE: Your attendance at the Annual Meeting, by itself, will not revoke a proxy if you do not vote personally or by a later dated proxy, of if you don’t openly and expressly revoke your proxy, at the Annual Meeting before your proxy is voted.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted FOR the election of all nominees as Directors and FOR the ratification of the selection of Maggart & Associates, P.C., as the Company’s independent auditors for fiscal year 2003. (The Company’s “fiscal year” is the calendar year, which ends on December 31st.)

HOW DOES DISCRETIONARY AUTHORITY APPLY?

If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals (the election of Directors and the ratification of auditors) and other matters described in this document. In addition, every proxy gives the holder discretionary authority to vote on ministerial matters (like approving the minutes of the last meeting) and other matters that arise at the meeting of which management is presently not aware. However, the proxy holders selected by the Company will not vote any proxy that withholds authority or that is voted against the full slate of Directors in favor of any postponement or adjournment of the meeting.

WHAT SHOULD I DO NOW?

Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the Annual Meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the Director-nominee(s) and for the ratification of the named independent auditors, as well as in the discretion of the proxy with respect to any other business that may properly come before the Annual Meeting.

HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding shares in “street” name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum of Shareholders is necessary to hold a valid meeting. If the holders of at least a majority of our shares (that is, 782,636 shares) are present in person or by proxy, a quorum will exist. Once a Shareholder is present for any purpose, then her or his vote will be counted towards the quorum requirement (unless the Annual Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the shares abstains from voting with respect to any matter brought before the Annual Meeting.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. This means that the Director nominee with the most affirmative votes for a particular slot is elected for that slot.

DO I HAVE THE RIGHT TO CUMULATE MY VOTES?

No. The Company’s charter does not provide for cumulative voting.

ARE NOMINATIONS MADE AT THE MEETING?

No. Although Shareholders can nominate Directors, nominations must be made before the meeting and must contain information that the other Shareholders would need to make an informed decision about the nominees. These procedures are set forth in the Company’s charter and bylaws, and a copy of the procedures can be obtained by Shareholders in the same manner as provided for obtaining a copy of the Annual Report on Form 10-K, which is described at the end of this document.

FIRST PROPOSAL

ELECTION OF DIRECTORS

HOW IS THE ELECTION OF DIRECTORS DETERMINED?

Under the Company’s charter, the Company’s Board of Directors is divided into three groups (called “Classes”) of Directors. Directors stand for election for three-year terms, with one “Class” standing for election every year. The Board has nominated Michael D. Shmerling, an incumbent Director from Class II, to be re-elected. In addition, the Board has nominated Robert W. Doyle to be elected as a new Director for Class II for a three-year term and Dr. H. Newton Lovvorn, Jr., to be elected as a new Director for Class III to be elected for a one-year term (to stand for election for a three-year term next year, when Class III Directors stand for re-election in 2004). Accordingly, this year, two Directors in Class II and one Director in Class III are being elected.

The Board has nominated all of the nominees for this year’s election. Nominations can be made by Shareholders in accordance with the Company’s charter and bylaws, as set forth in “SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING.”

WHO ARE THE NOMINEES THIS YEAR?

The Class II nominees are Michael D. Shmerling, an incumbent Director, and Robert W. Doyle, a new holding company director but a veteran director of Capital Bank. The Class III nominee is Dr. H. Newton Lovvorn, Jr., who will be a new holding company director but also a veteran director of Capital Bank. If elected, Messrs. Doyle and Shmerling will hold office until the 2006 Annual Meeting of Shareholders and Dr. Lovvorn will hold office until the 2004 Annual Meeting of Shareholders, which is when Class III Directors stand for re-election. Each Director is elected to serve the stated term and until such person’s successor has been elected and duly qualified.

WHAT ARE THE BACKGROUNDS OF THIS YEAR’S NOMINEES?

Name [Class](1)	Age	Principal Occupation

H. Newton Lovvorn, Jr., M.D.	63	Physician; served as a Bank Director since 1994.
[Class III]

Robert W. Doyle	54	President and Owner of Major Bob Music, Inc.,
[Class II]		and Bob Doyle & Associates, Inc.; served as a Bank Director since 1999. Also served as a Bank Director from 1994 — 1998.

Michael D. Shmerling	47	Executive Vice President and Chief Operating
[Class II]		Officer, Kroll, Inc., 1999 — present; Chairman and CEO of Background America, Inc., 1995 — 1999; Director of Capital Bancorp, Inc. 2001 — present; Director of Capital Bank, 1997 — present.

WHO ARE THE DIRECTORS WHO ARE CONTINUING IN OFFICE WITHOUT RE-ELECTION THIS YEAR?

Name [Class](1)	Age	Principal Occupation

Albert J. Dale, III	52	President, Dale, Inc.; Director of Capital
[Class III]		Bancorp, Inc., 2001 — present; Director of Capital Bank, 1994 — present.

R. Rick Hart	54	Chairman, President, and CEO of the
[Class I]		Company, 2001 — present; Chairman of the Bank, 2000 — present; President and CEO of the Bank, 1994 to present; Director of the Company 2001 — present; Director of the Bank 1994 — present.

WHAT IF THE NOMINEE IS UNWILLING OR UNABLE TO SERVE?

That is not expected to occur. If it does, proxies will be voted for a substitute designated by the Board, if the Board decides to designate a substitute. Otherwise, the slot will be left vacant to be filled by the Board of Directors at a later date.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board unanimously recommends that you vote FOR the election of Mr. Doyle, Dr. Lovvorn, and Mr. Shmerling.

THE COMPANY’S BOARD OF DIRECTORS AND COMMITTEES

WHAT IS THE STRUCTURE OF THE BOARD OF DIRECTORS?

According to our Company’s charter, our Board of Directors must consist of between three and twenty-five Directors, with the exact number to be set by the affirmative vote of a majority of the full Board. Our current Board consists of three Directors. Presently, there is one Director in each Class. Starting with this year’s Annual Meeting, the Board will consist of five persons. Mr. Shmerling, in Class II, is standing for re-election this year. Dr. Lovvorn and Mr. Doyle are standing for election to the Company’s Board for the first time, even though they have served on the Bank’s Board for many years. Every year, one of the three “Classes” of Directors stands for election by our Shareholders to serve for three year terms and until each such person’s successor has been elected and duly qualified. If a Director is nominated for a Class that is not customarily elected that year, such person is elected for a term that will expire in the year that her or his Class is customarily elected.

HOW ARE DIRECTORS COMPENSATED?

In 2002, the Company’s Directors were not compensated. However, at present all of the Company’s Directors also serve as directors of Capital Bank & Trust Company and, in that capacity, Directors received $250 for each meeting of the Board of Directors plus, for non-officer Directors, $150 for each executive committee meeting attended and $100 for each other committee meeting attended ($125 for the chairperson). (Messrs. Hart, Gregory, and Jackson are not paid for committee meetings.) Each Director is entitled to a bonus of $550 if she or he attends all Board meetings in a particular quarter. However, attendance at the December meeting is not required for a Director to receive Board fees related to that meeting.

In addition, the directors of the Bank adopted a deferred compensation plan in 1999 to reward directors for past performance and to provide retirement and death benefits for them. Nine directors of the Bank, including all of the Company’s Directors, were participants in the plan at year end 2002. This plan provides benefits for 120 months after the director reaches age 65. The Company has purchased insurance policies to provide the death benefit provided by this plan, but the insurance policies remain the Company’s property and the payments under the policies are payable to the Company. At December 31, 2002, the Company’s deferred compensation liability totaled $188,000 (compared to $126,000 for year end 2001), the cash surrender value of the life insurance component of the polices was $1,591,000 (compared to $1,151,000 at year end 2001), and the face amount of the insurance policies in force was an estimated $6,625,000 (as of year end in both 2002 and 2001). Each insured beneficiary is entitled to 25% of the net at risk insurance portion of the proceeds. The definition of “net at risk insurance portion of the proceeds” is the total proceeds of the policy less the cash value of the policy.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET IN FISCAL YEAR 2002?

The Board met twelve times during fiscal year 2002, each of which was a meeting held jointly with the Capital Bank Board. In 2002, each Director attended 75% or more of the meetings of the Board and the Committees to which they have been appointed. Unless otherwise noted, all meetings are held jointly with the Board of Directors of Capital Bank.

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board has four standing committees, joint with Capital Bank, which are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The following table contains information concerning these committees:

Name of Committee and Members	Function of the Committee

Executive Committee	Generally authorized to perform a wide variety of
(Joint with the Bank’s Executive	functions for the Board of Directors and to act for and
Committee)	on behalf of the full Board of Directors when the
Board of Directors is not in session.

2003 Membership:

R. Rick Hart, Chair
Robert W. Doyle
John W. Gregory, Jr.
H. Edward Jackson, III	This committee met nine times in 2002, primarily
H. Newton Lovvorn, Jr.	before it split off from the executive loan committee of
Michael D. Shmerling	the Bank.

Audit Committee	As to both the Company and Capital Bank:
(Joint with Bank’s Audit Committee)
2003 Membership:	1. Engages, determines the compensation of, and oversees the independent external auditors and the internal auditors.
Clenna G. Ashley, Chair	2. Reviews the independence of the external auditor.
Albert J. Dale, III	3. Reviews and approves the scope and adequacy of audit plans.
C. Donald Dixon	4. Reviews the scope and adequacy of internal controls.
Michael D. Shmerling Robert W. Doyle	5. Approves significant accounting principles, concepts, and practices related to the financial statements.
6. Reviews the Bank’s financial results and the Company’s financial results and Securities and Exchange Commission filings.
7. Reviews the internal and external audit program with the goal of assuring that the Company’s and the Bank’s audit plans, policies and practices are appropriate.
8. Reviews audit fees.
9. Supervises matters relating to internal and external audit functions, including the approval of all auditing and non-auditing services performed by the independent auditors and any other auditing or accounting firms.
10. Reviews and sets internal policies and procedures regarding audits, accounting and other financial controls, including the loan review function.
11. Approves, reviews, and determines the adequacy of the Company’s Audit Committee Charter, a copy of which is attached as Annex 1.

This Committee met four times in 2002.

Name of Committee and Members	Function of the Committee

Compensation Committee	1. Makes recommendations to the full Board of
(Joint with the Bank’s Human	Directors on executive compensation and other
Resources Committee)	compensation issues.
2003 Membership:	2. Reviews and considers compensation plans for directors, executive officers, and other employees.
Michael D. Shmerling, Chair	3. Evaluates the performance of executive and other officers and employees, with a view towards
Albert J. Dale, III	profitability, long-term growth and trends,
Robert W. Doyle	regulatory factors and ratings, and perceived
H. Newton Lovvorn, Jr., M.D.	performance.

This committee met twice in 2002.

Nominating Committee	1. Reviews the membership of the Boards of both the
(Joint with the Bank’s Nominating	Company and the Bank, giving consideration of the
Committee)	availability of other qualified shareholders as Board members, and related matters.
2003 Membership:	2. Considers Shareholder nominations made in accordance with the requirement of the Company’s
Albert J. Dale, III, Chair	charter and bylaws.
C. Donald Dixon
Robert W. Doyle
Robert P. Alexander, Sr. (Alternate)	This committee did not meet in 2002.

The Bank has other committees, including the Community Reinvestment Act Committee, the Investment Committee, and the Executive Loan Committee.

EXECUTIVE OFFICERS

The following are the executive officers of the Company, all of whom are also the executive officers of Capital Bank & Trust Company (“Capital Bank” or “Bank”). Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date hereof, except that Mrs. Kimble joined the Bank in January of 2000.

Name	Age	Office and Business Experience

R. Rick Hart	54	Chairman, President, and CEO of the Company, 2001 — present; Director of the Company, 2001 — present; Chairman of the Bank, 2000 - present; President and CEO of the Bank, 1994 — present; Director of the Bank 1994 — present.

John W. Gregory, Jr.	52	Executive Vice President of the Company, 2001 — present; Executive Vice President and Senior Lender of the Bank, 1994 — present; Director of the Bank 1994 — present.

Sally P. Kimble	49	Executive Vice President and Chief Financial and Accounting Officer for the Company, 2002 — present; Senior Vice President and Chief Financial and Accounting Officer for the Company, 2001 — present, and for the Bank, 2000 — present; Treasurer of the Company and the Bank; 1988-1999, Senior Vice President and Chief Financial Officer of First Bank & Trust and First Financial Corporation, Mt. Juliet, Tennessee.

Officers are generally elected annually by, and serve at the pleasure of, the Board of Directors. However, as discussed below under “Executive Compensation,” the Company has employment contracts with Mr. Hart and Mr. Gregory. The Company also has a severance agreement with Mr. Jackson.

***

EXECUTIVE COMPENSATION

There were no changes in the Bank’s chief executive officer during the last fiscal year. The following table sets forth the compensation of the Company’s Chief Executive Officer for 2002 and each of the other two most highly compensated executive officers as of December 31, 2002 (if such person’s total annual salary and bonus equaled or exceeded $100,000). The figures below include all compensation paid for all services to the Company and the Bank for that fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation

				Awards		Payouts

				Other		Securities
				Annual	Restricted	Underlying		All Other
				Compen-	Stock	Options/	LTIP	Comp-
Name And		Salary	Bonus	sation	Award(s)	SARs	Payouts	ensation
Principal Position	Year	($)	($)	($)(1)(2)	($)(3)	(#)(3)	($)	($)(4)

R. Rick Hart, Chairman, President and CEO	2002 2001 2000	$194,524 185,017 175,000	$38,900 33,300 35,000	$5,200 5,200 4,900	N/A N/A N/A	32,166 -0- -0-	$-0- -0- -0-	$10,935 10,650 4,812

John W. Gregory, Jr., EVP	2002 2001 2000	$142,069 135,092 127,000	$28,400 24,300 30,000	$5,200 5,200 4,900	N/A N/A N/A	32,167 -0- -0-	$-0- -0- -0-	$9,213 8,820 3,493

Sally P. Kimble, EVP & CFO	2002 2001 2000	$94,760 92,000 81,458	$15,162 10,532 10,000	$-0- -0- -0-	N/A N/A N/A	4,000 -0- -0-	$-0- -0- -0-	$5,603 2,725 -0-

Notes to Preceding Table

(1)	Pursuant to the instructions to Item 402 of Regulation S-K, the Company has omitted information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers or Directors of the Company and that are available generally to all salaried employees. In accordance with the instructions to Item 402(b)(2)(iii)(c), perquisites and other personal benefits, securities, or property, if any, are not reported unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive in this table.

(2)	This amount includes director’s fees. Director’s fees for 2002 were deferred in the amount of $5,200 for each of Mr Hart and Mr. Gregory pursuant to the directors’ deferred compensation plan discussed elsewhere in this Proxy Statement. Mrs. Kimble does not serve as a Director. The named individuals also benefit from the director’s deferred compensation plan, although the amount is difficult to calculate. Please refer also to the deferred compensation discussion with respect to Director’s compensation. See “HOW ARE DIRECTORS COMPENSATED?”, on page 6 of this document.

(3)	The amounts in this column reflect the number of unexercised options granted to the named executive(s) in the year(s) indicated. These were not “new” options but, rather, were replacement options that replaced pre-existing options. As a result of placing all of these options in year 2002, duplicative grants for prior years have been removed. Thus, for example, the 500-share grant to Mr. Hart in 2001 is now reflected as a zero, etc. See “Stock Option Grants in 2002,” which is the next section of these materials.

(4)	This amount represents the Bank’s contribution to the Bank’s 401(k) plan on behalf of the named executive(s).

***

Stock Option Grants in 2002

In March of 2002, the Company restructured its existing stock options to provide additional incentives to its Directors, officers, and employees. This restructuring is described in the section below entitled “Report on Repricing of Options.”

					Potential
	Individual Grants				Realized Value at
					Assumed Annual
	Number of				Rates of Stock Price
	Securities	% of Total			Appreciation
	Underlying	Options/SARs			For Option Term
	Options/SARs	Granted to	Exercise or
	Granted	Employees in	Base Price	Expiration	5%	10%
Name	#(1)	Fiscal Year	($/Share)	Date	($)	($)

R. Rick Hart, Chairman,	32,166 (1)	14.33%	$12.75	3/15/12	$257,920	$653,620
President and CEO

John W. Gregory, Jr., EVP	32,167 (1)	14.33%	$12.75	3/15/12	257,928	653,640

Sally P. Kimble, EVP/CFO	4,000 (1)	1.75%	$12.75	3/15/12	32,074	81,281

Notes to Preceding Table

(1)	In 2001 the Company granted 500 new options to the named executive officers as the result of a resolution by the Board of Directors to grant 500 options to each officer of the Bank with at least five years’ service, and 750 to those with ten years’ service (a level not yet achieved inasmuch as the Bank has only been open since 1994). The issuance of replacement options in 2002 to the named executive officers pursuant to the restructuring described in the section “Stock Option Grants in 2002” is treated in this table as the issuance or repricing of new options. However, as described above, the replacement options issued to the executive officers named in the table totaled 68,333 shares.

***

2002 Stock Option Exercises

The table below provides information as to exercises of options in calendar 2002 under the Company’s stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officer(s).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Securities Underlying
			Unexercised	Value of Unexercised
			Options/SARs	in-the-Money
			At Fiscal Year End	Options/SARs At
			(#)	Fiscal Year End ($)
	Shares	Value
	Acquired on	Realized on	Exercisable/	Exercisable/
Name and Title	Exercise (#)	Exercise ($)	Nonexerciseable(1)	Nonexerciseable(1)

R. Rick Hart, Chairman,	-0-	$-0-	32,166/-0-	$192,996/$-0-
President, CEO
John W. Gregory, Jr., EVP	-0-	$-0-	32,167/-0-	$193,002/$-0-
Sally P. Kimble, EVP and CFO	-0-	$-0-	1,600/2,400	$9,600/$14,400

Notes to Preceding Table

(1)	The specified amount represents the difference between the estimated market price on February 27, 2003, of approximately $18.75 per share and the respective exercise price(s) of the options at the date(s) of grant ($12.75). Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of such options will be based on the market price of the Company’s common stock at the time of any such exercise(s) and thus are dependent upon future performance of the Company’s common stock.

***

Employment Contracts

Two members of the Company’s executive management serve the Company under written employment contracts. They are R. Rick Hart and John W. Gregory, Jr. These employment agreements were agreed upon in December of 2000 and have many comparable provisions. Mr. Hart is employed for a three year term, which is extended for one year on each anniversary date unless Mr. Hart or the Bank gives notice of non-renewal. Mr. Hart’s contract provides that he will serve the Bank as chairman, president and chief executive officer, although the title of president may be reassigned by the Bank’s Board of Directors without breaching Mr. Hart’s contract. Mr. Gregory’s contract has similar provisions as to service as executive vice president. Mr. Hart’s base salary in 2000 was $175,000 and Mr. Gregory’s base salary in 2000 was $127,000. As their respective salaries are increased, the “base salary” in each of their contracts also increases to the new amounts. These individuals are protected against reductions in their base salaries and benefits and they are granted substantial severance packages in the event of a change in control of the Company or the Bank. Mr. Gregory’s contract is for a three-year term.

Summary of Employment Contracts

The employment contracts are intended to provide for security for both the Company (and the Bank) and the employee. The Bank and the Company are parties to the contracts with the employees. The contracts assign specific functions and titles to the employees, assign them to specific supervisors, and provide for the method of termination or non-renewal. Each of these employees is to be furnished with a car and shall pay the individual’s country club dues (and related taxes thereon). In the event of termination by the Company or the Bank for improper cause, or as a result of a change in control, each employee is entitled to specified compensation (generally 2.99 times the employee’s then-current base salary and a gross-up of income taxes thereon), plus certain insurance benefits, and released from their non-competition agreements. In addition, in such event, the stock options previously granted to the employee shall immediately vest. An employee who resigns without proper cause is not entitled to a severance package and remains subject to a non-competition agreement of one year (which can be extended by the Bank for six additional months in exchange for continued payment of base salary and benefits). In the event of a change in control, the executive may resign and receive the severance package described above. The employee’s right to resign and receive a severance package shall be operative when there has been, in fact, a change in control. If not used, this right to resign “for cause” based on the change in control expires six months after the effective date of the change in control.

A change in control of the Company or Capital Bank occurs if and when, with or without the approval of the Board of the Company or Capital Bank incumbent prior to the occurrence: (1) more than 35% of the outstanding securities entitled to vote in an election of Directors of the Company or Capital Bank shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, the persons who were Directors of the Company or Capital Bank immediately before the transaction shall cease to constitute a majority of the Board. The interpretation of this change in control definition shall be in accordance with the change in bank control regulations and other applicable rules, regulations and interpretations of the Federal Deposit Insurance Corporation as in effect from time to time during any term or renewal term of the contract. In addition, a change in control shall be deemed to have occurred upon any merger, consolidation or reorganization to which the Bank (or an entity controlled thereby) is a party, but is not a surviving entity; or upon the sale of all or substantially all of the assets of the Bank or the Company.

This summary is qualified in its entirety by reference to the contracts themselves, which are exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Bank Owned Life Insurance

In 2002, the Board of Directors of Capital Bank voted to purchase bank owned life insurance (“BOLI”) to finance certain proposed employee benefits. Neither the Company nor the Bank provides a pension plan for its key employees. In response to the opportunities that the Bank’s Board believes are provided by the use of BOLI, and in order to assure to the extent possible the continued service of Messrs. Hart and Gregory, the Bank intends to use BOLI to fund non-ERISA retirement benefits to these two officers and directors. These benefits will be provided in the form of supplemental executive retirement plan (SERP) agreements.

Based on information supplied to it, the Bank’s Board of Directors believes that it is in the best interests of the Bank to purchase single premium universal life insurance. The Bank will purchase the BOLI policies, will own the BOLI policies, and will own both the cash value and all increases in the cash value. The Bank understands that the annual cash value growth, as well as future death benefits, are nontaxable if the BOLI policies are held until death. Withdrawals from the policies in the form of either loans or surrenders could have adverse tax consequences to the Bank. The Bank understands that future increases in cash value are not guaranteed and that the ability of the Bank to liquidate the policies may be restricted and is also not guaranteed.

Based on the Bank’s research, BOLI is a widely used tool intended to benefit the Bank and to provide benefits for employees. In the anticipated BOLI program, the Bank will purchase life insurance products as bank investments. These will be carried on the Bank’s balance sheet as assets and anticipated increases in cash value, as well as death benefits received in the unfortunate event of the death of either of these employees, will be will be treated as “other income” on the Bank’s income statement. The income booked from the increases in anticipated cash value of the policies can help offset other Bank expenses. The Bank will be subject to certain risks, such as the risk of carrier insolvency, tax law changes, bank regulatory changes, investment risks, and other risks. However, the Bank believes that the risk assumed is consistent with the amount being invested in these policies (currently, a $2,000,000 investment has been approved). At present, the Bank intends to make the BOLI purchases on a single-premium basis from at least two insurance carriers in calendar 2003. When combined with the insurance policies already owned by the Bank, the total cash surrender value (approximately $3.6 million in total) equals an estimated 20% of the Bank’s capital at year end December 31, 2002.

It is intended that the proposed SERP agreements will provide the Bank with the ability to satisfy its obligations to Mr. Hart and Mr. Gregory under proposed the SERP agreements. The proposed agreements will provide them with a percentage of their anticipated annual incomes based on a projected, hypothetical age-65 retirement date. Based on projections supplied to the Bank in 2002 by Clark/Bardes Consulting, Mr. Hart could expect to receive an annual benefit equal to 40% of his projected pre-retirement salary twelve years from 2002 (an estimated $132,900) and Mr. Gregory could expect to receive an annual benefit equal to 35% of his projected pre-retirement salary fourteen years from 2002 (an estimated $93,600). Each of these benefits is expected to be for a 15-year period after retirement. Benefits

Beginning in 1994, the Bank put into effect a 401(K) profit-sharing plan for the benefit of its employees. Employees eligible to participate in the plan are those at least 21 years old, who have worked one year, and who have completed 1,000 hours of service. (Persons who were employees of the Bank on the Plan’s effective date did not have to satisfy the eligibility requirements.) The provisions of the plan provide for both employee and employer contributions. For the year ended December 31, 2002, the Bank made contributions to this plan in the aggregate amount of $135,000, compared to the contribution of $132,000 for the year ended December 31, 2001, and $86,000 for the year ended December 31, 2000. The Bank matches employee contributions up to three percent (3%) of gross income and also makes a contribution of three percent (3%).

Life insurance, health and dental insurance, disability insurance, and other traditional benefits (such as paid vacation) are provided to full-time Bank employees. These benefits are generally believed to be commensurate with the types of benefits offered in the Nashville-Davidson County Metropolitan Area by competing financial institutions.

In accordance with our Bank’s marketing strategy, Bank officers entertain customers and prospective customers at restaurants and private clubs at the Bank’s expense. The Bank pays dues and certain expenses of private clubs for certain of its executive officers. The Bank also either provides an automobile or reimburses officers for the use of such person’s vehicle.

2001 Capital Bancorp, Inc. Stock Option Plan

The Shareholders of the Company approved the 2001 Capital Bancorp, Inc. Stock Option Plan (the “Company’s stock option plan”) at a special meeting of shareholders held in March of 2001 to attract and retain employees of the Company and the Bank through the grant of options to purchase the Company’s common stock. Five Hundred Thousand shares were allocated to the Company’s stock option plan. Options granted under the Company’s stock option plan may qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended or may be Nonstatutory Stock Options. All key employees of the Company, the Bank, and future affiliates, if any, are eligible to receive Incentive Stock Options. In 2002, the Company granted 260,500 options under the Company’s stock option plan, of which 169,000 were “replacement options,” 47,500 were issued to current directors of the Company and/or Bank, 32,500 were issued to former directors of the Bank, and 11,500 were issued to non-senior officers of the Bank, as further described in the section of this document entitled “Stock Option Grants in 2002.”

The Company’s stock option plan provides for the Board of Directors to have the greatest possible latitude in amending the Company’s stock option plan, but any increase in the number of shares allocated to the Company’s stock option plan will be subject to approval by the Board of Directors and, to the extent required by applicable law, rule or regulation, submitted to Shareholder vote.

Shares subject to Options granted under the Company’s stock option plan which expire, terminate or are canceled, without having been exercised in full become available again for option grants. Of the options available for grant to Directors and employees, 260,500 had been granted through the end of 2002 and 239,500 remained available for grant.

The Board of Directors utilizes the Company’s Compensation Committee, which is joint with the Bank’s Human Resources Committee, to administer the Company’s stock option plan. The stock option plan may be terminated at any time by the Board of Directors although such termination would not affect options that had been granted prior to such termination. Options granted to the organizing directors were exercisable upon grant. Options granted to the key employees are expected to vest as quickly as permissible and still qualify as statutory incentive stock options. The Company’s stock option plan provides that options must be exercised no later than ten years after being granted (five years in the case of Incentive stock options granted to an employee who owns more than 10% of the voting power of all stock). As it was intended and disclosed to the Shareholders, the founding officers and the directors were recognized for their services through awards made under the stock option plan.

The Company’s stock option plan provides that the Board of Directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the Company’s common stock on that date (110% of the fair market value for Incentive Stock Options granted to employees who own more than 10% of the voting stock). The number of shares which may be issued under the Company’s stock option plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Company’s common stock will be changed by reason of stock splits, stock dividends, reclassification, or other recapitalization. In addition, upon a merger or consolidation involving the Company, participants may be entitled to shares in the surviving company upon the terms set forth in the Company’s stock option plan.

Options granted under the Company’s stock option plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of Company’s common stock to be issued upon exercise of an option may, if permitted in the option agreement, be made in cash, by delivery of Company’s common stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Certain limitations apply to the exercise of options. Note 15 to the Consolidated

Financial Statements of the Company for the year ended December 31, 2002 contains additional information relating to the Company’s stock option plan.

The Board of Directors, or its designated committee may, in its discretion, grant options which by their terms become fully exercisable upon a change of control (within the meaning of the Company’s stock option plan), notwithstanding other conditions on exercisability in the stock option agreement. Changes in control may include such things as significant changes in share ownership, mergers, and other types of acquisitions or reorganizations, among others.

Compensation Committee Interlocks and Insider Participation

The compensation committee during the fiscal year ended December 31, 2002 consisted of Company Directors Dale and Shmerling and Bank Directors Doyle and Lovvorn. From time to time, Capital Bank makes loans to Bank and Company Directors, and related persons and entities, in the ordinary course of its business. Typically, the Bank does not lend to its executive officers except for loans that are intended to be sold in the secondary market. See “CERTAIN TRANSACTIONS.”

No member of the Committee is, or was during 2002, an officer of employee of the Company or any subsidiary of the Company, and none has served in such a capacity. Other than loans described above, none had any relationship with the Company that requires disclosure under the SEC’s proxy solicitation rules.

No executive officer of the Company served during 2002 (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of the Company, or (ii) as a director of another entity, one of whose executive officers serviced on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

Board Compensation Committee Report on Executive Compensation

The executive compensation committee, in conjunction with the compensation sub committee of the Bank’s executive committee, reviews compensation paid to the chief executive officer. The committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Company’s market areas, including institutions with total assets of between $150 million and $1 billion. Although the committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The compensation committee has the following goals for compensation programs impacting the chief executive officer of the Company:

•	To provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the Company’s stock;

•	To retain the chief executive officer who has led the Company to build its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’s level of performance; and

•	To maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.

For the year ended December 31, 2002, R. Rick Hart, Chairman, President and Chief Executive Officer, received a base salary of $194,524 and $38,900 in bonus in recognition of his continued leadership in the management of the Bank as well as his assumption of the additional duties of Chairman, President and Chief Executive Officer of the Company. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officer in the future.

Impact of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the Company and Bank, the Company does not believe that the $1 million limitation will affect the Company or the Bank. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes its stock incentive plans and payments of target incentive payments are “performance-based” and satisfy Section 162(m). The committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are necessary to ensure continuing deductibility.

Report on Repricing of Options

In March of 2002, the Company restructured its existing stock options to provide additional incentives to its Directors, officers, and employees. The Company took this action in large part because option prices held by officers and employees ranged from $14.00 to $18.00 per share, and the stock price was well below these levels. However, as discussed below, the exercise price per share for virtually all of the options held by the Company’s three most senior executives was increased from $10.00 per share to $12.75 (except for 1,000 shares as to which the price was reduced from $14.00 to $12.75).

Pursuant to the restructuring, the Company reduced the exercise price of options held by non-executive officer employees (those below the rank of executive vice president) to $12.75 per share. This involved 18,500 options. The Company also extended the expiration dates of options held by its Directors to ten years from the date of the restructuring, granted to each of four non-employee Directors who already held options an additional 2,500 options (bringing their respective totals to 15,000 options each, for an aggregate total of 60,000 options), and granted 12,500 options each to three Bank directors who previously did not have any options (Messrs. Ashley, Dixon, and Shmerling). In the course of the restructuring, three former Bank directors, who had previously held options that had lapsed, received a total of 32,500 options to replace their previously lapsed 32,500 unexercised options at $10.00 per share and expiring on December 31, 2004 (which was the same date as the original options would have expired).

In the 2002 restructuring, no new options were issued to the four officers who then made up senior management (Messrs. Hart, Gregory, Jackson, and Kimble). However, the following happened to their options:

•	The exercise price of 31,666 options held by Mr. Hart was increased from $10.00 to $12.75. The exercise price of 500 options held by Mr. Hart was decreased from $14.00 to $12.75. The net increase in the money that Mr. Hart must pay to the Company to exercise his options was $86,456. The expiration date of Mr. Hart options was extended to March 15, 2012.

•	The exercise price of 31,667 options held by Mr. Gregory was increased from $10.00 to $12.75. The exercise price of 500 options held by Mr. Gregory was decreased from $14.00 to $12.75. The net increase in the money that Mr. Gregory must pay to the Company to exercise his options was $86,459. The expiration date of Mr. Gregory’s options was extended to March 15, 2012.

•	The exercise price of 31,667 options held by Mr. Jackson was increased from $10.00 to $12.75. The exercise price of 500 options held by Mr. Jackson was decreased from $14.00 to $12.75. The net increase in the money that Mr. Jackson must pay to the Company to exercise his options was $86,459. The expiration date of Mr. Jackson’s options was extended to March 15, 2012.

•	The exercise price of 4,000 options held by Mrs. Kimble was decreased from $18.00 to $12.75. The decrease in the money that Mrs. Kimble must pay to the Company to exercise her options was $21,000. The expiration date of Mrs. Kimble ’s options was extended to March 15, 2012.

		Number of
		Securities				Length of Original
		Underlying	Market Price of			Option Term
		Options/SARs	Stock at Time of	Exercise Price at	New	Remaining at Date
		Repriced or	Repricing or	Time of Repricing	Exercise	or Repricing or
Name	Date	Amended (#)	Amendment	or Amendment	Price	Amendment

R. Rick Hart,	3-15-02	31,666	$12.75	$10.00	$12.75	2 years, 9 months
Chairman, President &						(Original Expiration
CEO						Date: 12-31-04)
	3-15-02	500	12.75	14.00	12.75	9 years
John W. Gregory, Jr.,	3-15-02	31,167	12.75	10.00	$12.75	2 years, 9 months
EVP						(Original Expiration
						Date: 12-31-04)
	3-15-02	500	12.75	14.00	12.75	9 years
Sally P. Kimble, EVP	3-15-02	4,000	12.75	18.00	$12.75	7 years, 9 months
and CFO						(Original Expiration Date: 1-2-10)

     Compensation Committee:

Michael D. Shmerling, Compensation Committee Chair Albert J. Dale, III Robert W. Doyle Dr. H. Newton Lovvorn, Jr.

Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the common stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the Company by Research Data Group, Inc. All investment comparisons assume the investment of $100 as of December 31, 1996, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the Company) which registered under Section 12 of the Securities Exchange Act in fiscal 2001.

There can be no assurance that the Company’s future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance. The Company notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the Company’s stock is trading.

	12/97	12/98	12/99	12/00	12/01	12/02

Capital Bancorp, Inc.	100.00	121.88	112.50	93.75	78.13	108.75
Russell 2000	100.00	97.45	118.17	114.60	117.45	93.39
Nasdaq Bank	100.00	99.36	95.51	108.94	117.96	120.60

The information set forth above under the subheadings “Compensation Committee Report on Executive Compensation” and “Shareholder Return Performance Graph” (i) shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

[*Note: Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December 31, 1996. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve- month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of the Company’s fiscal year.*]

AUDIT COMMITTEE

The joint Company-Bank Audit Committee is presently comprised of Directors Dale and Shmerling, who are directors of both the Company and Capital Bank, and Ashley and Dixon, who serve as directors of Capital Bank only. The Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the requirements of the Nasdaq’s Rule (and proposed revision to) Rule 4200(a)(15). (Although the Company is not listed on the Nasdaq, the Company has used the Nasdaq’s independence criteria in making this judgment in accordance with applicable SEC rules.)

To the extent that the fact that Director Shmerling, who is a partner in the partnership that owns the building at 1816 Hayes Street, Nashville, Tennessee, which houses the Bank’s Operations Department, may not meet the test of independence set forth in the Nasdaq’s rules and proposed rules, the Company’s Audit Committee and its Board of Directors have determined that he satisfies the terms of Rule (and proposed Rule) 4350(d) in that (1) he meets the criteria set forth in Section 301 of the Sarbanes-Oxley Act of 2002, (2) he does not own or control 20% or more of the Company’s voting securities, (3) he is not a current officer or employee of the Company or an immediate family member of such a person, and (4) membership by the individual is required by the best interests of the Company and its Shareholders. Mr. Shmerling is a highly experienced businessperson with extensive managerial, entrepreneurial, financial, and accounting skills that the Board finds to be of material assistance in its deliberations. The Board is aware that, under the proposed amendment to Nasdaq’s Rule 4350(d), such a person appointed under this exception may not serve longer than two years and may not chair the Audit Committee. To the extent practicable, the Company will seek to treat this limitation to a two-year term as effective only after the proposed amendment to Rule 4350(d) becomes effective.

The Audit Committee has not at this time designated a “financial expert” as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such as designation. In addition, rules have only recently been issued by the Securities and Exchange Commission concerning financial experts, which rules are being studied by the Board. The Board may elect to designate a financial expert at any time.

The Report of the Audit Committee describes other matters related to the Audit Committee and its functions. The Board of Directors has adopted a formal, written Audit Committee Charter, a copy of which is attached as Annex 1.

Pursuant to its charter adopted effective January 1, 2003, and attached hereto as Annex 1, the Audit Committee will be responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Company by its independent auditors or any other auditing or accounting firm, except as described below.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Services such as audit of financial statements and the review of management’s assessment of internal controls, assistance with computations of fair market value disclosures, review of periodic and current reports (such as Reports on Form 10-Q and Form 8-K), preparation of reports to the Board of Governors of the Federal Reserve System, and preparation of federal and state tax returns (among others) have been pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter attached as Annex 1 as adopted by the Company’s Board of Directors, the Audit Committee appointed by the Board of Directors (“Audit Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Capital Bancorp, Inc. (“Capital Bancorp”). During 2002, the Audit Committee met four times. The Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the Chief Executive Officer, the Chief Financial Officer, and the Controller and independent auditors.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may have an impact on their objectivity and independence. The Audit Committee has satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Capital Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations. Officers of Capital Bancorp meet with the Audit Committee by invitation only and the committee regularly meets in executive session without the attendance of Capital Bancorp or Capital Bank & Trust Company officers.

The Audit Committee reviewed the audited consolidated financial statements of Capital Bancorp as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of Capital Bancorp’s consolidated financial statements and the independent auditors have the responsibility for the examination of those consolidated statements.

Based on the above-described review and discussions with management and the independent auditors, the Audit Committee has recommended to the Capital Bancorp Board of Directors that the audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to Shareholder approval, the independent auditors.

Clenna G. Ashley, Audit Committee Chair

Albert J. Dale, III
C. Donald Dixon
Robert W. Doyle
Michael D. Shmerling

INDEPENDENT EXTERNAL ACCOUNTING FIRM FEES

Fees Billed or to be Billed to the Company by Maggart & Associates, P.C. for 2002 are as follows:

Audit Fees. The aggregate audit fees billed or to be billed to the Company by Maggart & Associates, P.C. during 2002 for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $70,342. This amount includes fees for services related to benefit plan audits, common trust fund audits, subsidiary company audits, registration statements and comfort letters, as well as work on periodic and current reports under the Securities Exchange Act, such as Reports on Form 10-K, 10-Q, and 8-K.

Financial Information Systems Designed and Implementation Fees. Maggart & Associates, P.C. provided no professional services to the Company regarding financial information systems design and implementation during 2002.

All Other Fees. The aggregate fees billed or to be billed to the Company by Maggart & Associates, P.C. for 2002 for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $16,549. This amount includes fees for services related to tax compliance and tax planning.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the external accountant’s independence. After discussing this matter among themselves, with management, and with the independent auditors, the Audit Committee believes that the provision of the specified non-audit services is compatible with maintaining the external auditor’s independence.

***

SECOND PROPOSAL

RATIFICATION OF
INDEPENDENT AUDITORS

The Board of Directors of the Company has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Company’s Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the Shareholders. The Audit Committee of the Board of Directors proposes and recommends that the Shareholders ratify the selection by the Audit Committee of the firm of Maggart & Associates, P.C. to serve as independent auditors for the Company for the year 2003. The firm has served as independent auditors for the Company and/or its principal subsidiary, Capital Bank & Trust Company, since the Company was organized in 2001 and Capital Bank opened for business in 1994. One or more representatives of Maggart & Associates, P.C. will be present at the 2003 Annual Meeting to make such comments as they desire and to respond to questions from Shareholders of the Company.

Although the Shareholders are not legally required to vote on the ratification of the appointment of independent auditors for the Company, the Board of Directors places high importance on the Shareholders’ vote in this regard. If the resolution approving Maggart & Associates, P.C. as the Company’s independent auditors is rejected by the Shareholders then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders. (Or course, this would not relieve the Company from any of its contractual obligations.) Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the Shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The affirmative vote of a majority of the votes cast by a quorum of the shares entitled to be cast by the holders of the Company’s common stock present or represented at the Meeting and entitled to vote is required to approve the appointment of Maggart & Associates, P.C.

The Audit Committee of the Board of Directors unanimously recommends that you vote FOR the ratification of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2003.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The Company is authorized to issue 20,000,000 shares of its common stock. (Please refer to Item 5 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2001, for additional discussion of the Company’s authorized classes of securities.) As of January 31, 2003, there were 1,565,271 shares of the Company’s common stock issued and outstanding.

The following table provides information, as of January 31, 2003, with respect to the following beneficial owners of the Company’s common stock:

•	Each shareholder who owns more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner,

•	Each Director of the Company;

•	Each nominee for Director; and

•	All Company executive officers and Directors as a group. (Bank Directors are not included in this table or in the total.)

We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:

•	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

•	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

•	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

•	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after April 10, 2003, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

				Percent of
	Number of		Right to	Outstanding
Name (1)(2)	Shares Owned		Acquire	Shares

(A) Name and Address of each shareholder who owns more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner

Robert W. Doyle	83,000		15,100	6.26
1111 17th Avenue South Nashville, Tennessee 37212

C. M. Gatton	151,120		-0-	9.66
1000 West State Street Bristol, Tennessee 37620

(B) Name of Each Director and Nominee

Albert J. Dale, III (3)	22,500		15,000	2.40

*Robert W. Doyle	83,000		15,000	6.26

R. Rick Hart	13,100		32,166	2.89

*H. Newton Lovvorn, Jr., M.D.	12,000		15,000	1.73

*Michael D. Shmerling	28,450		12,500	2.62

(C) Directors and Executive Officers of	173,359	(1)(2)	124,233	19.01	(1)(2)
the Company (including Director-Nominees as a Group, comprised of 7 individuals)

     *Nominee to serve as Director of Capital Bancorp, Inc.

Notes to Preceding Table

(1)	The percentages shown are based on 1,565,271 total shares outstanding on a pro forma basis including all of the options exercisable within 60 days (with shares actually outstanding) after April 10, 2003. The shares shown in each Director’s column, and in the group total, include shares beneficially owned at January 31, 2003 by the named individual and those obtainable by the exercise of options by such person within 60 days. Seven of these individuals hold options pursuant to the 2001 Capital Bancorp, Inc. Stock Option Plan: Mr. Dale (15,000), Mr. Doyle (15,000), Mr. Gregory (32,167), Mr. Hart (32,166), Mrs. Kimble (2,400), Dr. Lovvorn (15,000), and Mr. Shmerling (12,500). The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Thus, all options exercisable within 60 days next following the Annual Meeting are included in such person’s total as if such person had exercised all of her or his respective options at the present date.

(2)	This information has been furnished by the Directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each Director’s total, and classified as subject to the Director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.

(3)	Of the shares indicated, 20,000 are held in a retirement plan for the named Director’s benefit. The named Director exercises voting and investment authority with respect to these shares.

***

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. (The Company knows of no 10% or greater beneficial owner.)

Based solely on its review of the copies of such forms received by it, or (if applicable) written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2002 through December 31, 2002, its executive officers and Directors complied with all filing requirements applicable to them.

CERTAIN TRANSACTIONS

Certain Directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of Capital Bank and have had transactions with Capital Bank in the ordinary course of Capital Bank’s business. From time to time, the Bank makes loans to Directors and executive officers of the Company and the Bank, and related persons and entities, for the financing of homes, for home improvement, and for consumer and commercial loans. Typically, however, the Bank lends to executive officers only in connection with home loans that are to be sold in the secondary market and not retained in the Bank’s portfolio. (The Company relies upon its Directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Securities Exchange Act).) All material transactions involving loans and commitments to such persons and businesses are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

The indebtedness of management (including the Directors and their respective interests) and these related parties to Capital Bank was approximately $3,573,000 at December 31, 2002 and thus equal to an estimated 2% of the total currently outstanding Capital Bank loans (net of loan loss reserve) as of December 31, 2002. This indebtedness is equal to approximately 19.18% of the Company’s total Shareholders’ equity at December 31, 2002. In the opinion of the Board of Directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.

Except as disclosed under “Executive Compensation,” and except as set forth below, our executive officers, Directors and Director-Nominee(s) did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no such transactions are anticipated during the 2002 fiscal year. However, the Company has determined to disclose all known non-compensation payments to Directors and Officers of the Company or Capital Bank, and to holders of five percent or more of the Company’s voting securities, whether or not such transactions would be “material” or otherwise discloseable. These disclosures are made to assure that all Shareholders are informed of such payments. The Board has imposed a $5,000 minimum threshold for disclosure, such that if any payment in any of the last three years equals or exceeds that amount, then disclosures for all three years will be made.

For the years 2000, 2001, and 2002, payments to Directors, Officers, five percent or greater Shareholders, and their interests, of $5,000 or more in any one of the past five years, were as follows:

		Gross Amount of
		Payment Made
Name and Title of		by Company or
Recipient	Year	Bank	Purpose of Payment

R. Rick Hart	2002	$119	An interest of Mr. Hart’s provides certain
(Chairman, President,	2001	$14,927	merchandising services to the Bank that
CEO, and Director of the	2000	$19,135	permit the Bank to purchase art work and
Company and the Bank)			other furnishings at cost. The amounts
			shown represent no profit to Mr. Hart. Mr.
			Hart purchased art and other furnishings
			for the branches in order to benefit the
			Bank.
Michael D. Shmerling	2002	$54,000	A company in which Mr. Shmerling owns
(Company and Bank	2001	$55,000	50% owns the Bank’s Operations Center
Director)	2000	$50,000	located at 1816 Hayes Street, Nashville,
			Tennessee. The rent paid by the Bank on
			the 4,295 square foot Operations Center
			was approximately $12.57 per square foot
			in 2002. The lease is “triple net,” such that
			the Bank pays the annual real estate taxes
			and insurance on the building and its
			contents.

In addition, the Company and the Bank purchase all or a substantial portion of their insurance coverages through Bank Director Robert P. Alexander, Sr., and his company. Mr. Alexander receives commissions from the companies that sell these products, not from the Company or the Bank. Thus, the Company and the Bank actually paid nothing directly to Mr. Alexander for insurance, but the Bank believes that he received commissions as a result of premiums paid by the Company and/or the Bank.

PROXY SOLICITATION

Proxies are being solicited by and on behalf of the Board of Directors of Capital Bancorp, Inc. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited by our Directors, officers and employees in person or by telephone, telegram or other means of communication. Our Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such persons, and we expect to reimburse those custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. The Company does not presently intend to employ or to compensate any other persons or entities to solicit proxies in connection with the Annual Meeting, but reserves the right to do so.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order for Shareholder proposals for the 2004 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company at its principal office in Nashville, Tennessee, prior to 120 calendar days before the date of the Company’s proxy statement released to Shareholders in connection with the previous year’s annual meeting. However, if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event that the Company did not hold an annual meeting the previous year (which it did), then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for this year. This date can generally be determined by contacting Shareholder Relations Department, in writing, by mail at Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203, Attention: Shareholder Relations. In order to avoid controversy, Shareholders should submit their proposals by means, including electronic means, that permit them to establish the fact and the date of actual delivery. Any proposal actually received by the Company’s Shareholder Relations Department not later than December 15, 2003 will be deemed to be timely. If notice of a Shareholder proposal is not provided by that date, the persons named in the Company’s proxy for the 2004 Annual Meeting will generally not be allowed to exercise discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 Annual Meeting. Ordinarily, business for the Annual Meeting cannot be proposed from the floor of the meeting without compliance with the detailed procedures outlined in the Company’s charter and bylaws. A copy of the Shareholder proposal and related procedures is available from the Company in the same manner as requesting a copy of the Annual Report on Form 10-K, as specified elsewhere in this document. Shareholder proposals should be mailed to the secretary of the Company, care of Shareholder Relations, Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203.

For business other than Shareholder proposals to be properly brought before an annual meeting by a Shareholder, the Shareholder must have delivered timely notice thereof in writing to the secretary of the Company. To be timely, unless otherwise provided pursuant to applicable law (including, without limitation, federal securities laws), a Shareholder’s notice must be delivered to or mailed and received by the president or the corporate secretary at the principal executive offices of the Company, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Shareholder’s notice to the secretary must include a detailed list of information. A copy of the Shareholder proposal procedure is available from the Company in the same manner as requesting a copy of the Annual Report on Form 10-K, as specified elsewhere in this document. Shareholder business other than Shareholder proposals should be mailed to the Secretary of the Company, care of Shareholder Relations, Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203.

Risk of timely delivery of Shareholder proposals or other business, and risk of compliance with applicable rules concerning such business, is and remains on the proponent. Because risk of non-delivery or untimely delivery remains with the Shareholder and we urge you to use caution in mailing any proposals to the Company.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company to the extent that the Company’s charter and bylaws permit such consideration. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement, subject to the restrictions set forth in the Company’s charter and bylaws. Generally, however, business cannot be proposed from the floor of the Annual Meeting and, if so proposed, it can be deemed to be out of order by the chairperson of the Annual Meeting.

SHAREHOLDER RELATIONS AND TRANSFER AGENT

The Company has appointed Sally P. Kimble, Executive Vice President and Chief Financial Officer as its principal Shareholder Relations spokesperson. She may be reached at (615) 327-9000, by mail at P. O. Box 24120, Nashville, Tennessee 37203, and by e-mail at cbtspk@aol.com. The Company’s Transfer Agent is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, telephone (800) 456-0596. The Company utilizes the Bank’s Web Site, www.capitalbk.com. The Company’s 2002 Annual Report to Shareholders can be obtained by written request to the Company, Capital Bancorp, Inc., P. O. Box 24120, Nashville, Tennessee 37203, Attention: Shareholder Relations.

AVAILABILITY OF FORM 10-K

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS AND WHEN FILED WITH THE SEC. REQUESTS SHOULD BE MAILED TO SALLY P. KIMBLE, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 1816 HAYES STREET, NASHVILLE, TENNESSEE 37203. THE REPORT IS EXPECTED, ALSO, TO BE POSTED ON THE BANK’S WEB SITE AT WWW.CAPITALBK.COM.

ANNEX 1

CAPITAL BANCORP, INC.

AUDIT COMMITTEE CHARTER

INTRODUCTION TO THE CAPITAL BANCORP, INC. AUDIT COMMITTEE CHARTER

As part of the commitment of the Company and the Board of Directors to good governance practices, the Board of Directors has adopted this Charter for its Audit Committee. This Charter shall apply equally to the Company and to all of its subsidiaries, including Capital Bank & Trust Company (“Capital Bank”). It is intended that the Committee shall be a joint Committee between the Company and its subsidiaries. However, any subsidiary shall be authorized to appoint its own, separate audit committee.

CAPITAL BANCORP, INC. AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. In addition, the Committee shall have such other duties as are assigned by the Board of Directors from time to time. The Committee’s role includes a special focus on the qualitative aspects of financial reporting to shareholders, as well as on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal and regulatory requirements. The Committee is directly responsible for recommending to the Board of Directors the appointment, compensation, and oversight of the Company’s external public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. So long as the Committee is a joint committee for Capital Bank and the Company, one member shall be a member of the Board of Directors of Capital Bank. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. Each member shall be responsible for bringing to the Committee’s attention any matter that, in such member’s judgment, could reasonably be expected to have an impact on such member’s independence. The chairperson shall be appointed by the full Board of Directors. At the discretion of the Board of Directors, the members may serve staggered, three year terms, in order to maintain continuity on the Committee. The Board may, by a vote of an absolute majority of its members, change all or part of the membership of the Audit Committee at any time. The Committee shall keep minutes and the chairperson may designate a secretary to the Committee.

COMMUNICATIONS/REPORTING

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board of Directors.

EDUCATION

The Company is responsible for providing the Committee with educational resources to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually, and as needed, to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. The Committee’s function is one of oversight. It is not the duty or purpose of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations of the Company’s internal policies, procedures, and controls.

ANNEX 2

PROXY

CAPITAL BANCORP, INC.
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 10, 2003

THIS PROXY IS SOLICITED BY AND ON BEHALF
OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned holder of Common Stock, $4.00 par value per share (“Common Stock”) of CAPITAL BANCORP, INC. (the “Company”) hereby appoints JOHN W. GREGORY, JR., AND SALLY P. KIMBLE, each with full power to appoint his or her substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee 37203, on Thursday, April 10, 2003 (the “Meeting”) at 3:00 p.m. (Local Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is February 19, 2003.

The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED BELOW WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Company.

1.	To elect as Directors the Nominees listed below:

[ ]	FOR all Nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all Nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

CLASS II —	Robert W. Doyle (Three year term); Michael D. Shmerling (Three year term)
CLASS III —	H. Newton Lovvorn, Jr., M.D. (One year term)

2.	To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Company for the fiscal year ending December 31, 2003.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

     The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date: , 2003	Signature

[ ] IF CHECKED, I PLAN TO ATTEND	Signature, if held jointly

If you don’t mind, please provide us with your e-mail address:

CAPITAL BANCORP, INC.
1820 West End Avenue
Nashville, Tennessee 37203

PROXY MATERIALS FOR THE 2003
ANNUAL MEETING OF SHAREHOLDERS

When and Where — 3:00 p.m., in Nashville, Tennessee (Central Time) Thursday, April 10, 2003 at:

Community Room of Capital Bank & Trust Company, 1816 Hayes Street, Nashville, Tennessee 37203.

Business:

1)	to elect two Directors from Class II for a term of three years and one Director from Class III for a one year term and until their successors have been elected and duly qualified;

2)	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

3)	to conduct any other business that is properly brought before the meeting.

Record Date — You can vote if you were a Shareholder of record at the close of the Company’s business on February 19, 2003.

INTRODUCTION	1
SUMMARY OF VOTING MATTERS	1
FIRST PROPOSAL — ELECTION OF DIRECTORS	4
THE COMPANY’S BOARD OF DIRECTORS AND COMMITTEES	5
EXECUTIVE OFFICERS	8
EXECUTIVE COMPENSATION	9
AUDIT COMMITTEE	19
REPORT OF THE AUDIT COMMITTEE	20
INDEPENDENT EXTERNAL ACCOUNTING FIRM FEES	21
SECOND PROPOSAL — RATIFICATION OF INDEPENDENT AUDITORS	21
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
CERTAIN TRANSACTIONS	24
PROXY SOLICITATION	25
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING	26
OTHER BUSINESS	27
SHAREHOLDER RELATIONS AND TRANSFER AGENT	27
AVAILABILITY OF FORM 10-K	27
ANNEX 1 — AUDIT COMMITTEE CHARTER
ANNEX 2 — FORM OF PROXY